                                  EXHIBIT 10.3



                               SECURED CONVERTIBLE
                               TERM LOAN AGREEMENT







                            Dated: September 30, 1996





                                   $300,000





                          MANAGED CARE SOLUTIONS, INC.

                                (the "Borrower")




                                       and




                MALCOLM MCDOUGAL BROWN AND RICHARD C. JELINEK,
           TRUSTEES U/A DATED 12/20/93 WITH WILLIAM GARDNER BROWN,
                  GRANTOR KNOWN AS THE WILLIAM GARDNER BROWN
                                 1993 GST TRUST

                                  ("WGB Trust")

                               SECURED CONVERTIBLE
                               TERM LOAN AGREEMENT


            This secured loan agreement (the "Agreement") is made and entered into as of the 30th day of September, 1996 between Managed Care Solutions, Inc., a Delaware corporation ("MCS"), and Malcolm McDougal Brown and Richard C. Jelinek, trustees u/a dated 12/20/93 with William Gardner Brown, grantor known as the William Gardner Brown 1993 GST Trust (the "WGB Trust").

                                     RECITAL

            This Agreement is being entered into to provide the following secured convertible term loan from the WGB Trust to MCS in the maximum principal amount of $300,000 (the "Loan"). As hereinafter provided, the Loan shall be convertible into shares of common stock of MCS.

                                   AGREEMENTS

            In consideration of the mutual representations, warranties, and covenants set forth herein, and in consideration of the Loan made hereunder to or for the benefit of the WGB Trust by MCS, the parties hereto agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

            As used herein:

            "AHC" means Arizona Health Concepts, Inc., an Arizona corporation, which is a wholly-owned Subsidiary of the Borrower.

            "Bankruptcy Law" means any law referred to in clause (i) of
Section 6.1.7 hereof.

            "Closing" means the closing referred to in Section 3.1.

            "Event of Default" means an Event of Default under Section 6.1.

            "Indebtedness" means, as to the Borrower or any Subsidiary, all items of indebtedness, obligation or liability, whether matured or unmatured, liquidated or unliquidated, direct or contingent, joint or several, including, but without limitation:

            (i) All indebtedness guaranteed, directly or indirectly, in any manner, or endorsed (other than for collection or deposit in the ordinary course of business) or discounted with recourse;

            (ii) All indebtedness in effect guaranteed, directly or indirectly, through agreements, contingent or otherwise: (1) to purchase such indebtedness;

      or (2) to purchase, sell or lease (as lessee or lessor) property, products, materials or supplies or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such indebtedness or to assure the owner of the indebtedness against loss; or
      (3) to supply funds to or in any other manner invest in the debtor;

            (iii) All indebtedness secured by (or for which the holder of such indebtedness has a right, contingent or otherwise, to be secured by) any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance upon property owned or acquired subject thereto, whether or not the liabilities secured thereby have been assumed; and

            (iv) All indebtedness incurred as the lessee of goods or services under leases that, in accordance with generally accepted accounting principles, should not be reflected on the lessee's balance sheet.

            Notwithstanding the foregoing, "Indebtedness" shall not be deemed to include amounts due participants under certificates issued by health maintenance organizations in the ordinary course of business unless the amount due under any such certificate has been finally determined and remains unpaid for a period of more than 30 days after such final determination.

            "Insolvency Law" means any law referred to in clause (ii) of
Section 6.1.7.

            "Laws" means all ordinances, statutes, rules, regulations, orders, injunctions, writs or decrees of any government or political subdivision or agency thereof, or any court or similar entity established by any thereof.

            "Loan" means the convertible term loan referred to in the Recital of this Agreement and represented by the Note.

            "Note" means the convertible note issued to the WGB Trust, referred to in Section 2.4 hereof, evidencing the Loan in the form attached hereto as Exhibit A, as such note shall be amended or restated from time to time.

            "Obligations" means the obligation of the Borrower:

            (i) To pay the principal of and interest on the Note in accordance with the terms thereof and to satisfy all of its other indebtedness, liabilities and obligations to the WGB Trust, whether hereunder or otherwise, whether now existing or hereafter incurred, matured or unmatured, direct or contingent, joint or several, including any extensions, modifications, renewals thereof and substitutions therefor (including amounts which would become due but for the operation of the automatic stay under Section 362(a) of the United States Bankruptcy Code (or any successor statute));

            (ii) To repay to the WGB Trust all amounts advanced by the WGB Trust hereunder on behalf of the Borrower; and


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
            (iii) To reimburse the WGB Trust, on demand, for all of the WGB Trust's expenses and costs, including the reasonable fees and expenses of its counsel, in connection with enforcement of this Agreement and the documents required hereunder, including, without limitation, any proceeding brought to enforce payment of any of the obligations referred to in the foregoing paragraphs (i) and (ii).

            "Person" means any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, joint venture, court or government or political subdivision or agency thereof.

            "Potential Default" means an event or condition which, but for the lapse of time or giving of notice, or both, would constitute an Event of Default.

            "Rate" means the Rate referred to in Section 2.7.1.

            "Subsidiary" means any corporation of which more than fifty percent (50%) of the outstanding voting securities shall, at the time of determination, be owned directly, or indirectly through one or more intermediaries, by the Borrower. For purposes of this Agreement, the term Subsidiary shall include Benova Managed Care Solutions, LLC, a New York limited liability company, 65% of the equity interest of which is owned by the Borrower, except that references to the corporate nature of Benova shall relate to its existence as a limited liability company.

            "Ventana" means Ventana Health Systems, Inc., an Arizona corporation, which is a wholly-owned Subsidiary of the Borrower.

            "Warrant" means the warrant certificate issued to the WGB Trust, referred to in Section 2.8 hereof, evidencing the right granted to the WGB Trust in connection with the Loan to purchase shares of common stock of the Borrower, which Warrant shall be in the form attached hereto as Exhibit B.

            Interpretation. In this Agreement, unless the context otherwise requires:

            (i) The terms "hereby," "hereof," "hereto," "hereunder," "herein" and any similar terms used herein refer to this Agreement, and the term "hereafter" shall mean after, and the term "heretofore" shall mean before the date of this Agreement;

            (ii) Words contemplating the singular number shall mean and include the plural number and vice versa;

            (iii) Any headings preceding the text of the several Sections and Paragraphs of this Agreement, and any table of contents or marginal notes appended to copies hereof, shall be solely for the convenience of reference and shall not constitute a part of this Agreement, nor shall they affect its meaning, construction or effect;


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
            (iv) Sections and Paragraphs mentioned by number only are the respective Sections and Paragraphs of this Agreement so numbered; and

            (v) As previously disclosed to the WGB Trust by the Borrower, AHC has a negative net worth, and without the investment of additional funds, AHC may be unable to satisfy its obligations as they become due. To the extent any representation, warrant, covenant or default in this Agreement would be breached or violated due to the financial condition of AHC or its business, such representation, warranty, covenant or default shall be deemed not to apply to AHC.

                                   ARTICLE II
                                    THE LOAN

            2.1 General Terms. Subject to the terms hereof, the WGB Trust will lend the Borrower the principal sum of $300,000 on a term basis.

            2.2 Disbursement of the Loan. The WGB Trust will wire transfer the proceeds of the Loan at Closing to the Borrower's bank account as shall be designated by Borrower at least 24 hours prior to Closing.

            2.3 Use of Loan Proceeds. Proceeds of the Loan will be used by the Borrower to satisfy existing Indebtedness, provide working capital and finance expansion.

            2.4 The Note. At the time of the making of the Loan, the Borrower will execute and deliver the Note to the WGB Trust.

            2.5 Payments of Principal. The principal of the Loan shall be repaid as follows:

            2.5.1 The principal amount of the Loan shall be due and payable on September 30, 1999 unless (i) the Loan is automatically extended as provided in Clause 2.5.2 below in which event the principal amount of the Loan shall be due and payable on the date to which the Loan is automatically extended pursuant to Clause 2.5.2 below, or (ii) the WGB Trust otherwise agrees to an extension of the Loan; and

            2.5.2 (i) In the event that on September 30, 1999 no Default or Potential Default exists under this Agreement, the date on which the principal of the Loan shall be repaid shall be, without any action on behalf of the WGB Trust, automatically extended to September 30, 2000 and
      (ii) in the event that on September 30, 2000 no Default or Potential Default exists under this Agreement, the date on which the principal of the Loan shall be repaid shall be, without any action on behalf of the WGB Trust, automatically extended to September 30, 2001. Prior to any automatic extension becoming effective, the Borrower shall deliver a certificate of an officer of the Borrower to the effect that all conditions precedent to such automatic extension have been satisfied.


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
            2.5.3 The Borrower shall be entitled to prepay the Loan, in whole or in part, at any time upon delivery of not less than 45 days nor more than 60 days prior written notice to the WGB Trust of the date fixed for payment.

            2.6 Conversion Rights. The WGB Trust shall have the right, at any time and from time to time prior to payment of the Loan in full, to convert the
Note into shares of common stock of the Borrower as more fully set forth in the Note.

            2.7 Interest Rate and Payments of Interest.

            2.7.1 Interest on the Loan shall be paid as follows:

                  (1) Interest on the principal balance of the Loan, from time to time outstanding, and on all other Obligations arising under this Agreement, will be payable at a rate (the "Rate") equal to eight percent (8%) per annum, shall be payable monthly on the last day of the month for which such interest was earned with the final payment of interest being due on September 30, 1999 or such later date to which the Loan is extended pursuant to the terms hereof;

                  (2) If the Loan is extended as provided in Section 2.5.2,
            interest accruing after September 30, 1999 shall be payable monthly and be payable on the last day of the month for which such interest was earned with the final payment of interest being due on September 30, 1999 or such later date to which the Loan is extended pursuant to the terms hereof;

                  (3) If the Loan is prepaid either in whole or in part,
            interest on any principal balance being prepaid to the prepayment date shall be due on such date;

                  (4) If the Loan is converted into common stock of the Borrower as provided in Section 3.6 and in the Note, all unpaid interest accrued on the Loan to the conversion date shall be due on such date; and

                  (5) At any time an Event of Default shall occur under this
            Agreement all unpaid interest accrued on the Loan to the date such Event of Default occurred shall be immediately due and payable.

            2.7.2 If, at any time, the Rate shall be deemed by any competent court of law, governmental agency or tribunal to exceed the maximum rate of interest permitted by any applicable Laws, then, for such time as the Rate would be deemed excessive, its application shall be suspended and there shall be charged instead the maximum rate of interest permissible under such Laws.


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
            2.8 Warrant. The Borrower shall deliver to the WGB Trust the Warrant granting the WGB Trust the right to purchase 10,000 shares of common stock (subject to anti-dilution protection) at a price equal to $4.45 per share. The Warrant shall be subject to the terms and conditions set forth in the certificate evidencing the Warrant and shall be exercisable on or before September 30, 2001.

            2.9 Payment to the WGB Trust. All sums payable to the WGB Trust hereunder shall be paid directly to the WGB Trust in immediately available funds. The WGB Trust shall send the Borrower statements of all amounts due hereunder, which statements shall be considered correct and conclusively binding on the Borrower unless the Borrower notifies the WGB Trust to the contrary within 30 days of its receipt of any statement which it deems to be incorrect.

                                   ARTICLE III
                              CONDITIONS PRECEDENT

            The obligation of the WGB Trust to make the Loan hereunder is subject to the following conditions precedent:

            3.1 Documents Required for the Closing. The Borrower shall have delivered to the WGB Trust, prior to the disbursement of the Loan (the "Closing") the following:

            3.1.1 The Note;

            3.1.2 The Warrant; and

            3.1.3 A copy of the resolutions of the Borrower's board of directors authorizing the execution, delivery and performance of this Agreement, the Note, and the Warrant.

            3.2 Certain Events. At the time of the Closing:

            3.2.1 No Event of Default or Potential Default shall have occurred and be continuing;

            3.2.2 No material adverse change shall have occurred in the financial condition of the Borrower and its Subsidiaries, taken as a whole, since August 31, 1996, the date of the most recent financial statements delivered to the WGB Trust prior to the Closing; and

            3.2.3 No event shall have occurred which would cause any of the Collateral Documents not to be in full force and effect.

            3.3 Legal Matters. At the time of the Closing, all legal matters incidental to the Loan shall be reasonably satisfactory to Haines & Boone, counsel to the WGB Trust.


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
            3.4 Board Approval. Prior to the time of the Closing, the WGB Trust's Board of Directors shall have authorized the Loan.

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES

            4.1 To induce the WGB Trust to enter into this Agreement, the Borrower represents and warrants to the WGB Trust as follows:

            4.1.1 The Borrower is a corporation duly organized and validly existing in good standing under the laws of the State of Delaware and has all power (corporate and other) necessary to carry on its business as now being conducted and to own, lease and operate its properties. The Borrower is duly licensed, qualified and authorized to conduct its business in Arizona and in all other jurisdictions in which the character and location of the assets owned by it or the nature of the business transacted by it requires licensing, qualification or authorization;

            4.1.2 Neither the Borrower nor any Subsidiary is in default with respect to any of its existing Indebtedness, and the making and performance of this Agreement, the Note, and the Warrant (immediately, or with the passage of time or the giving of notice, or both):

                  (1) Violate or conflict with the articles of incorporation or bylaws of the Borrower, or violate any Laws binding upon the Borrower or any Subsidiary or their properties;

                  (2) Violate or conflict with or result in a material breach of any of the terms or conditions of or constitute a default under any material contract, agreement, commitment, indenture, mortgage, note, bond, license, permit, or other instrument or obligation to which the Borrower is a party or by which any of its property or assets are bound or affected; or

                  (3) Violate any order, writ, injunction or decree of any
            court, administrative agency or governmental body.

            4.1.3 The Borrower has the power and authority to enter into and perform this Agreement, the Note and the Warrant, and to incur the obligations herein and therein provided for, and has taken all corporate action necessary to authorize the execution, delivery, and performance of this Agreement, the Note and the Warrant to be delivered by the Borrower;

            4.1.4 This Agreement, the Note and the Warrant when delivered will be, valid, binding obligations, enforceable in accordance with their respective terms;


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
            4.1.5 Except as otherwise set forth in Exhibit C to this Agreement or in the consolidated financial statements at and for the fiscal year ended May 31, 1996 of the Borrower and the Subsidiaries, there are no actions, suits, investigations or proceedings pending other than actions, suits, investigations or proceedings which are of a nature generally encountered by the Subsidiaries in the ordinary course of their businesses in any court or before or by any federal, state, municipal or other governmental or non-governmental department, commission, board, bureau, agency, or instrumentality, or to the knowledge of the Borrower, threatened against the Borrower or any Subsidiary which seek $50,000 or more in compensatory or punitive damages or the eventual outcome of which, if decided adversely to the Borrower or any Subsidiary, could have a material adverse effect on the condition, financial or otherwise, results of operations, business or prospects, of either the Borrower and its Subsidiaries, taken as a whole; and the aggregate damages sought in all such actions, suits or proceedings not disclosed because they seek less than $25,000 in compensatory or punitive damages does not exceed the aggregate of $200,000; and there are no other proceedings, actions or other matters pending before any insurance department to which the Borrower, or any Subsidiary is a party;

            4.1.6 Except as otherwise set forth in Exhibit C to this Agreement, there is no pending order, stipulation or other direction from any court, agency, department or other body with jurisdiction over the Borrower or any Subsidiary, that would materially restrict the Borrower's or any Subsidiary's ability to carry on their respective businesses in the manner in which they were carried on during the periods covered by the Financial Statements;

            4.1.7 No representation or warranty by the Borrower contained herein or in any certificate or other document furnished by the Borrower pursuant hereto contains any untrue statement of a material fact or omits to state a material fact necessary to make such representation or warranty not misleading in light of the circumstances under which it was made; and

            4.1.8 Each consent, approval or authorization of, or filing, registration or qualification with, any Person which is required to be obtained or effected by the Borrower or any Subsidiary in connection with the execution and delivery of this Agreement, the Note and the Warrant or the undertaking or performance of any obligation hereunder or thereunder has been duly obtained or effected.

            4.2 Survival. All of the representations and warranties set forth in
Section 4.1 shall survive until all Obligations are satisfied in full, regardless of any investigation made by the WGB Trust or on its behalf.


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
                                    ARTICLE V
                                    COVENANTS

            The Borrower does hereby covenant and agree with the WGB Trust that, so long as any of the Obligations remain unsatisfied, it will comply and it will cause its Subsidiaries to comply, with the following covenants:

            5.1 Affirmative Covenants of Borrower.

            5.1.1 The Borrower will use the proceeds of the Loan only for the purposes set forth in Section 2.3.

            5.1.2 The Borrower and its Subsidiaries will, when requested so to do, make available for inspection by duly authorized representatives of the WGB Trust their Records, and will furnish the WGB Trust any information regarding their business affairs and financial condition within a reasonable time after written request therefor.

            5.1.3 The Borrower and its Subsidiaries will take all necessary steps to preserve their corporate existence, franchises, licenses and certificates of authority and to comply with all present and future Laws, applicable to them in the operation of their respective businesses, and all material agreements to which they are subject.

            5.1.4 The Borrower and its Subsidiaries will pay when due (or within applicable grace periods) all Indebtedness due third Persons, except when the amount thereof is being contested in good faith by appropriate proceedings and with adequate reserves therefor being set aside on the books of the Borrower and its Subsidiaries. If default be made by the Borrower or any Subsidiary in the payment of any principal (or installment thereof) of, or interest on, any such Indebtedness, the WGB Trust shall have the right, in its discretion, to pay such interest or principal for the account of the Borrower or such Subsidiary and be reimbursed by the Borrower therefor. Any such payment by the WGB Trust shall be deemed an Obligation hereunder.

            5.1.5 The Borrower and its Subsidiaries will notify the WGB Trust immediately if any of them becomes aware of the occurrence of any Event of Default or Potential Default, or of the failure of the Borrower or any Subsidiary to observe any of their respective undertakings hereunder.


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
            5.2 Negative Covenants of Borrower.

            5.2.1 Neither the Borrower nor any Subsidiary will furnish the WGB Trust any certificate or other document that will contain any untrue statement of a material fact or that will omit to state a material fact necessary to make it not misleading in light of the circumstances under which it was furnished.

                                   ARTICLE VI
                                     DEFAULT

            6.1 Events of Default. The occurrence of any one or more of the following events shall constitute an Event of Default hereunder:

            6.1.1 The Borrower shall fail to pay any installment of principal of the Loan or any other Obligation when due and such failure shall continue for a period of five days;

            6.1.2 The Borrower shall fail to pay any installment of interest on the Loan or any other Obligation hereunder when due and such failure shall continue for a period of five days;

            6.1.3 The Borrower or any Subsidiary shall fail to observe or perform any other obligation to be observed or performed by them hereunder or under any of the Collateral Documents, and such failure shall continue for 30 days after: (1) notice of such failure from the WGB Trust; or (2) the WGB Trust is notified of such failure or should have been so notified pursuant to the provisions of Article VI, whichever is earlier;

            6.1.4 The Borrower or any Subsidiary shall fail to pay any Indebtedness due any third Person and such failure shall continue beyond any applicable grace period, or the Borrower or any Subsidiary shall suffer to exist any other default under any agreement binding upon the Borrower or any Subsidiary unless, in either instance, the Borrower or such Subsidiary shall have commenced an appropriate action or proceeding challenging in good faith its obligation to make such payment or to perform under such agreement and any action by the holder of such Indebtedness to enforce payment thereof or of the other party to such agreement to require performance or obtain damages under such agreement shall have been effectively suspended, enjoined or otherwise stayed pending a determination in the Borrower's or the Subsidiary's action or proceeding. Such action or proceeding shall be diligently pursued by the Borrower or the Subsidiary or the Borrower shall have otherwise posted a bond (any reimbursement obligations under which shall be subordinate to all rights of the WGB Trust hereunder) or additional Collateral in either case in a form and amount satisfactory to the WGB Trust;

            6.1.5 Any financial statement, representation, warranty or certificate made or furnished by the Borrower or any Subsidiary to the WGB Trust in connection with this Agreement, or as inducement to the WGB Trust to enter into this Agreement, or in any separate statement or document to be delivered hereunder to the WGB Trust, shall be materially false, incorrect, or incomplete when made;

            6.1.6 The Borrower or any Subsidiary (other than AHC) shall admit its inability to pay its debts as they mature, or shall make an assignment for the benefit of its, or any of its, creditors;

            6.1.7 (i) an order, judgment or decree is entered under the bankruptcy, reorganization, compromise, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law ("Bankruptcy Law") adjudicating the Borrower or any Subsidiary (other than AHC) bankrupt or insolvent or (ii) an order, judgment or decree is entered pursuant to the insurance or other laws of any state for the purpose of liquidating, rehabilitating, reorganizing, or conserving any Subsidiary (the "Insolvency Law");

            6.1.8 The Borrower or any Subsidiary petitions or applies to any tribunal for, or consents to, the appointment of, or taking possession by, a trustee, receiver, custodian, liquidator, rehabilitator, conservator or similar official, of the Borrower or any Subsidiary (other than AHC) of any substantial part of the assets of the Borrower or any Subsidiary (other than AHC) or if the Borrower commences a voluntary case under Bankruptcy Law or any Subsidiary or state commences a proceeding for the purpose of liquidating, rehabilitating, reorganizing, or conserving any Subsidiary under the Insolvency Law, whether now or hereafter in effect;

            6.1.9 A petition or application referred to in Section 7.1.2 is filed, or any such proceedings are commenced, against the Borrower or any Subsidiary (other than AHC) and the Borrower or such Subsidiary by any act indicates its approval thereof, consent thereto or acquiescence therein, or an order for the relief is entered in an involuntary case against the Borrower or any Subsidiary (other than AHC) under any Bankruptcy Law or Insolvency Law, as the case may be, as now or hereafter constituted, or an order, judgment or decree is entered appointing any such trustee, receiver, custodian, liquidator or similar official, or approving the petition or application in any such proceedings, and any such order, judgment or decree remains unstayed and in effect for more than 60 calendar days;

            6.1.10 Any order, judgment or decree is entered in any proceedings against the Borrower or Ventana decreeing the dissolution or liquidation of the Borrower or Ventana and such order, judgment or decree remains unstayed;

            6.1.11 The Borrower or any Subsidiary shall suffer final nonappealable judgments for payment of money aggregating in excess of $50,000 and shall not discharge the same within a period of 30 days or when due, whichever is later, unless, pending further proceedings, execution has not been commenced or if commenced has been effectively stayed;

            6.1.12 The validity or enforceability of this Agreement, the Note or the Warrant shall be contested by the Borrower, or the Borrower shall deny that it has any or further liability or obligation hereunder or thereunder.

            6.2 Acceleration. Immediately and without notice upon the occurrence of an Event of Default specified in the foregoing paragraphs 6.1.1, 6.1.2, 6.1.3, 6.1.4 or 6.1.5, or at the option of the WGB Trust, but only upon notice to the Borrower, upon the occurrence of any other Event of Default, all Obligations, whether hereunder or otherwise, shall immediately become due and payable without further action of any kind.

            6.3 Remedies. After any acceleration, as provided for in Section 7.2, the WGB Trust shall have, in addition to the rights and remedies given it by this Agreement and the Collateral Documents, all those allowed by all applicable Laws, including, but without limitation, the Uniform Commercial Code as enacted in any jurisdiction in which any Collateral may be located. Without limiting the generality of the foregoing, the WGB Trust may immediately, without demand of performance and without other notice (except as specifically required by this Agreement or the Collateral Documents) or demand whatsoever to the Borrower, all of which are hereby expressly waived, and without advertisement, sell at public or private sale or otherwise realize upon, in Phoenix, Arizona, or elsewhere, the whole or, from time to time, any part of the Collateral, or any interest which the Borrower may have therein. After deducting from the proceeds of sale or other disposition of the Collateral all expenses (including all reasonable expenses for legal services), the WGB Trust shall apply such proceeds toward the satisfaction of the Obligations. Any remainder of the proceeds after satisfaction in full of the Obligations shall be distributed as required by applicable Laws. Notice of any sale or other disposition shall be given to the Borrower at least five days before the time of any intended public sale or of the time after which any intended private sale or other disposition of the Collateral is to be made, which the Borrower hereby agrees shall be reasonable notice of such sale or other disposition. The Borrower agrees to assemble, or to cause to be assembled, at its own expense, the Collateral at such place or places as the WGB Trust shall designate. At any such sale or other disposition, the WGB Trust may, to the extent permissible under applicable Laws, purchase the whole or any part of the Collateral, free from any right of redemption on the part of the Borrower, which right is hereby waived and released. Without limiting the generality of any of the rights and remedies conferred upon the WGB Trust under this paragraph, the WGB Trust may, to the full extent permitted by applicable Laws:

            6.3.1 Enter upon the premises of the Borrower, exclude therefrom the Borrower or any affiliate thereof, and take immediate possession of the Collateral, either personally or by means of a receiver appointed by a court of competent jurisdiction, using all necessary force to do so;

            6.3.2 At the WGB Trust's option, use, operate, manage and control the Collateral in any lawful manner;


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
            6.3.3 Collect and receive all rents, income, revenue, earnings, issues and profits therefrom; and

            6.3.4 Maintain, repair renovate, alter or remove the Collateral as the WGB Trust may determine in its discretion.

                                   ARTICLE VII
                                  MISCELLANEOUS

            7.1 Construction. The provisions of this Agreement shall be in addition to those of any pledge or security agreement, note or other evidence of liability held by the WGB Trust, all of which shall be construed as complementary to each other. Nothing herein contained shall prevent the WGB Trust from enforcing any or all other notes, guaranty, pledge or security agreements in accordance with their respective terms.

            7.2 Enforcement and Waiver by the WGB Trust. The WGB Trust shall have the right at all times to enforce the provisions of this Agreement in strict accordance with the terms hereof and thereof, notwithstanding any conduct or custom on the part of the WGB Trust in refraining from so doing at any time or times. The failure of the WGB Trust at any time or times to enforce its rights under such provisions, strictly in accordance with the same, shall not be construed as having created a custom in any way or manner contrary to specific provisions of this Agreement or as having in any way or manner modified or waived the same. All rights and remedies of the WGB Trust are cumulative and concurrent and the exercise of one right or remedy shall not be deemed a waiver or release of any other right or remedy.

            7.3 Expenses. The Borrower and the WGB Trust shall each pay their own respective expenses incurred in connection with the negotiation and execution of this Agreement.

            7.4 Notices. Any notices or consents required or permitted by this Agreement shall be in writing and shall be deemed delivered if delivered in person or if sent by certified mail, postage prepaid, return receipt requested, by an established and reputable overnight express delivery service or by facsimile transmission, as follows, unless such address is changed by written notice hereunder:

            If to the Borrower:

                  Managed Care Solutions, Inc.
                  2510 West Dunlap Avenue
                  Suite 300
                  Phoenix, Arizona  85021
                        Attention:  President

            If to the WGB Trust:

                  Malcolm McDougal Brown, Trustee


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
                  1275 N. Green Bay Road
                  Lake Forest, Illinois  60045

            7.5 Waiver and Release by the Borrower. To the maximum extent permitted by applicable laws, the Borrower releases the WGB Trust and its officers, attorneys, agents and employees from all claims for loss or damage caused by any act or omission on the part of any of them except for its gross negligence or willful misconduct.

            7.6 Satisfaction Requirement. If any agreement, certificate or other writing, or any action taken or to be taken, is by the terms of this Agreement required to be satisfactory to any party, the determination of such satisfaction shall be made by such party in its sole and exclusive judgment exercised in good faith in a commercially reasonable manner.

            7.7 Applicable Law. The laws of the State of Arizona applicable to contracts made and to be performed in that state shall govern the construction of this Agreement and the rights and remedies of the parties hereto without regard to conflict of laws provisions.

            7.8 Binding Effect, Assignment and Entire Agreement. This Agreement shall inure to the benefit of, and shall be binding upon, the respective successors and permitted assigns of the parties hereto. The Borrower has no right to assign any of its rights or obligations hereunder without the prior written consent of the WGB Trust. This Agreement, and the documents executed and delivered pursuant hereto, constitute the entire agreement between the parties, and may be amended only by a writing signed on behalf of each party.

            7.9 Severability. If any provision of this Agreement shall be held invalid under any applicable Laws, such invalidity shall not affect any other provision of this Agreement that can be given effect without the invalid provision, and, to this end the provisions hereof are severable.

            7.10 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute but one and the same instrument.


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
            IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                                       MANAGED CARE SOLUTIONS, INC.



                                       By /s/   Michael Kennedy
                                         --------------------------------
                                                   Vice President




                                       MALCOLM MCDOUGAL BROWN AND RICHARD C.
                                       JELINEK, TRUSTEES U/A DATED 12/20/93
                                       WITH WILLIAM GARDNER BROWN, GRANTOR
                                       KNOWN AS THE WILLIAM GARDNER BROWN
                                       1993 GST TRUST



                                       By /s/ Malcolm McDougal Brown
                                         --------------------------------
                                           Malcolm McDougal Brown, Trustee


                                       and



                                       By /s/   Richard Jelinek
                                         --------------------------------
                                             Richard C. Jelinek, Trustee



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